Exhibit 10.17

Service Agreement

Party A: Lucksky (Holdings) Group Co., Ltd.

Party B: Bezalel International LLC

Whereas:

In order to prepare for second issue, up listing and maintenance work, Party A entrusts Party B as its general counsel for one-package service. Through deliberate negotiation, both parties come into the following Agreement:

Art. 1. Issues for Entrustment

Party A entrusts Party B with one-package services as well as other relevant consultation for asset operation in accordance with its business conditions and strategy objects. For details please see the attached goals.

Art. 2. Obligations of Party A

1. Party A shall guarantee to be a legally founded and valid existing company. Once signed, this Agreement will become a legal paper and Party A’s behaviors will be subject to it.

2. Without negotiation and consensus between both parties in advance, Party A shall guarantee to sign no other service agreement overlapping this Agreement with any other third party within the Term of Agreement.

3. Party A shall promise to provide necessary documents, materials and relevant information to Party B in time and guarantee the truth, accuracy and completeness of such documents, materials and information. No fake record, misleading statement or major omission will be allowed.

4. Party A shall promise to help Party B understand, check and search materials relative to this Agreement and provide necessary conditions for Party B of this one-package service.

Art. 3. Obligations of Party B

1. Party B shall guarantee to be a legally founded and valid existing company. Once signed, this Agreement will become a legal paper and Party B’s behaviors will be subject to it.

2. Party B shall guarantee to assign a responsible team of relevant specialty and capable of coordination to help Party A go public and provide relevant asset operation service.

3. Party B shall not behave beyond Party A’s authorization and entrustment and shall avoid damaging Party A’s right and interest.

5. Party B shall share all materials relative to Party A’s going public with Party A.

6. While providing consultation, suggest or report for Party A, Party B shall try everything possible to inform Party B of relevant risk.

Art. 4. Services Party B Provides for Party A as Entrusted

As entrusted by Party A, Party B will provide the following services:

(I). Help to prepare a company structure and a general asset operation scheme according to Party A’s development strategy and serve as Party A’s counsel;

(II). Prepare a Plan for Going Public so as to pave the way for Party A to go public; guide Party A legally and financially so as to put the Plan for Going Public into force; recommend some accounting firms, lawyers firms, security companies, financial advisors and other qualified intermediate institutes to Party A for its benefits, help coordinate between such institutes and supervise their work;

(III). Provide oriented solutions to increasing asset and help to introduce strategic investment according to Party A’s actual demand;

(IV). Provide other professional services of asset operation as entrusted by Party A.

(VI). Please find other service in the attached goal list.

Art. 5. Confidentiality

1. In terms of all information relative to both parties during the agreement signing and performance which is required confidential in written or oral form, both parties shall be responsible for strictly keeping such information confidential, except for such information: (1) as being required to disclose by laws and regulations; (2) as being required to disclose by supervision department with administration authority; (3) that has become public not because of any party’s fault.

2. Art. 5 won’t become invalid until one year after the termination of this Agreement.

Art. 6. Expenses and Payment

1. Party A shall pay Party B the comprehensive service fee in the following ways:

(1). Party A shall pay Party B $400,000 as the comprehensive service fee. After signing, pay $120,000 at the same day immediately and the other $280,000 should be paid after up listing to NASDAQ.

(2). After the up listing, Party A should give Party B suitably reward. This reward will be used as the maintenance fee of the next half year.

2. As for the going public underwriting fee to the security company (Party A will pay this by stock), the auditing service fee to CPA and legal service fee to the lawyers, Party A will further negotiate with the intermediate company for settlement.

3. The flight tickets for business trip of Party B between China and America and America domestic flight tickets and other fees of up listing and road show should be paid by Party B. (Economy class flight tickets for Mr. Cui daqi is except.)

Art. 7. Violation Responsibilities and Disclaimer

1. Either party violating provisions herein will be regarded as violating the Agreement;

2. Either party collaborating with a third party to damage the other party’s rights or interests will be regarded as violating the Agreement;

3. Either party disclosing content of this Agreement to a third party during negotiation, neglecting or damaging the other party’s rights or interests will be regarded as violating this Agreement;

4. Party A shall make independent judgement and decision based on the consulting results, advices, comments or reports of Party B. For any direct or indirect losses or damages to Party A from using Party B’s consulting results, advices, comments or reports, Party B will be free of responsibility.

5. During the Term of Agreement, in case of any governmental or political reason or force majeure causing one or both parties unable to perform part or all provisions of this Agreement, this party or both parties will be free of all or part of responsibility. In case of major issues which will bring substantial and adverse impact on both parties if continuing performing the Agreement, both parties can negotiate with each other for terminating this Agreement and will be free of any responsibility.

Art. 8. Term of Agreement

The validity period of this Agreement will start from July 1, 2014 for 1 year. If after 1 year, Party A’s maintenance is still in process, both parties may sign a supplementary agreement to continue cooperation.

Art. 12. Force of the Agreement

This Agreement will come into effect from the signing and seal date The Agreement is in duplicate with each party holding one copy.

Unless otherwise agreed, neither party shall be allowed to terminate this Agreement unilaterally with no reason.

For any unaccomplished issues, both parties can sign supplementary agreement for regulation. The supplementary agreement will be equal to this Agreement in legal force.

This Agreement and Goal list shall be executed by the Parties hereto in both Chinese version and English version. But the Chinese version shall prevail in the event of any discrepancy between the two said versions.

Art. 13. Notice

All notices under this Agreement shall be delivered through fax or mail or by special person. The notices will come into effect upon receipt. Relevant addresses, name of contact, tel. fax and post code involved in this Agreement are as follows:

Contact information of both parties:

Party A: Lucksky (Holdings) Group Co., Ltd.

Legal or Authorized Representative:

(Seal)

Date: June 22, 2014

Party B: Bezalel International LLC

Legal or Authorized Representative:

(Seal)

Date: June 22, 2014